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                                                               Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 13, 1998 on the financial statements of Rayfo, Inc. as of and for the year ended November 30, 1997 and to all references to our firm included in or made a part of this registration statement.


                                    /s/ LUND KOEHLER COX & ARKEMA, LLP


Minneapolis, Minnesota
July 23, 1998